ARMADA OIL, INC.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (“Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Armada Oil, Inc. (the “Company”) and establishes the authority and responsibilities delegated to it by the Board.

1. Purpose

The Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Committee assists the Board in monitoring: (i) the integrity of the Company’s financial statements and disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s Independent Auditor (as defined below), (iv) the performance of the Company’s internal audit function and Independent Auditor, and (v) the Company’s internal control systems.

2. Committee Members

The Committee shall consist of two or more members of the Board. Members and the Chairman of the Committee (the “Chairman”), if any, shall be appointed by the Board and may be removed by the Board in its discretion. Each member shall meet the independence and experience standards of the NYSE Amex LLC Company Guide, Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other required applicable laws, rules and regulations regarding independence as they are in effect from time to time. All members shall have sufficient financial experience and ability to enable them to discharge their responsibilities.

3. Subcommittees

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

4. Funding

The Committee shall have the authority to determine, on behalf of the Company, the compensation of the Independent Auditor for its services in rendering an audit report and any Advisors employed by the Company pursuant to Section 10. In addition, the Committee may determine the amount of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, for which the Company must allocate appropriate funding.

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5. Authority and Responsibilities of the Committee

Independent Auditor

5.1 Appointment and Oversight

The Committee is responsible for the appointment, compensation, retention, oversight, and pre-approval of services provided by the registered accounting firm engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and performing other audit, review, or attest services covering the consolidated financial statements of the Company (the “Independent Auditor” or “firm”) and any other services provided to the Company by such firm. In this regard, the Audit Committee shall have the sole authority to (i) appoint and retain, (ii) determine the funding for, and (iii) when appropriate, terminate, the Independent Auditor. The Independent Auditor shall report directly to the Committee. The Committee shall have a clear understanding with the Independent Auditor that the firm is ultimately accountable to the Committee, as the shareholders’ representative.

5.2 Evaluation

The Committee shall, no less than annually (including at the time it appoints the Independent Auditor) evaluate the performance of the Independent Auditor’s qualifications, performance, fees and independence, including a specific evaluation of the Independent Auditor’s lead (or coordinating) audit partner having primary responsibility for the Company’s audit. In making its evaluation, the Committee shall take into account the opinions of management and the Company’s internal auditors. The Committee shall report its findings to the Board.

5.3	Annual Report on Quality Control and Independence

The Committee shall receive and review, at least annually, a report from the Independent Auditor relating to the firm’s independence and quality of its internal controls, consistent with Independence Standards Board Standard 1. Further, to assist the Committee in assessing the firm’s independence, the report shall describe all relationships between the Independent Auditor and the Company (including any significant fees for any anticipated non-audit services), including those required by the applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditor’s communications with the Committee concerning independence.

5.4 Firm and Partner Rotation

The Committee shall establish a policy regarding the rotation of the lead partner and concurring and reviewing partners (and the Independent Auditor, if necessary) in accordance with applicable regulations of the Securities and Exchange Commission (the “SEC”).

5.5 Hiring Policy

The Committee shall also establish a policy regarding the Company’s hiring of current or former employees of the Independent Auditor.

5.6 Independent Auditor Plan

The Committee shall review with the Independent Auditor and management the plan and scope of the Independent Auditor’s proposed annual financial audit and quarterly reviews, including the procedures to be utilized and the Independent Auditor’s compensation. In accordance with Section 3 above, the Committee or subcommittee thereof shall also pre-approve audit, non-audit, and any other services to be provided by the Independent Auditor in accordance with such policies as may, from time to time, be adopted by the Committee, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

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5.7 Audit Reports and Reviews

The Committee shall, in consultation with management and the Independent Auditor, review the results of the annual financial audit and limited quarterly reviews of the Company’s financial statements, significant findings thereof, and any other matters required to be communicated by the independent auditors under Generally Accepted Auditing Standards, including, if applicable, the Independent Auditor’s summary of any significant accounting, auditing and internal control issues, along with questions, comments and recommendations and management’s corrective action plans, if applicable (i.e., the management or internal control letter).

In conjunction with its annual audit and its limited quarterly reviews of the Company’s financial statements, the Independent Auditor will review with the Committee any audit problems or difficulties the Independent Auditor encountered in the course of its work, including any restrictions on the scope of the firm’s activities, its access to information, or any significant disagreements with management and management’s responses to such matters. Management shall notify the Committee when it seeks a second opinion on a significant accounting issue. The Committee shall be responsible for the resolution of any disagreements between management and the Independent Auditor regarding financial reporting.

Financial Statements

5.8 Form 10-K

The Committee shall meet to review, in consultation with management and the Independent Auditor, the Company’s annual financial statements, the Independent Auditor’s report, Management’s Report on Internal Control over Financial Reporting, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) to be contained in the annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K) prior to the filing of the Form 10-K with the SEC. The Committee shall be responsible for providing the Board with a recommendation as to the inclusion of the Company’s financial statements in the Form 10-K.

5.9 Form 10-Q

The Committee shall meet to review, in consultation with management and the Independent Auditor, the Company’s interim financial statements (including disclosures under MD&A), prior to filing each of the Company’s Quarterly Reports on Form 10-Q with the SEC.

5.10 Scope of Review

In reviewing the Company’s Forms 10-Q and 10-K, the Committee shall meet to review with management and the Independent Auditor:

•	the certifications required to be made by management in relation to the filings, including regarding any significant deficiencies or weaknesses in the design or operation of the Company’s internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s system of internal control;

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•	major issues regarding the presentation of, and the clarity of the disclosure in, the Company’s financial statements;

•	major issues regarding the Company’s accounting principles and financial statement presentations, including: (i) significant changes in the Company’s selection or application of its accounting principles, (ii) material questions of choice with respect to the appropriate accounting principles and practices used and to be used in the preparation of the Company’s financial statements, including judgments about the quality, not just acceptability, of accounting principles, and (iii) the reasonableness of those significant judgments;

•	significant regulatory and accounting initiatives, including material changes in, or adoptions of, accounting principles and disclosure practices and standards;

•	the effect of off-balance sheet structures on the Company’s financial statements;

•	any analyses prepared by management or the Independent Auditor regarding the foregoing matters; and

•	other communications regarding the results of the Independent Auditor’s audit or review, including any other matters required to be communicated to the Committee by the Independent Auditor under Generally Accepted Auditing Standards.

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and disclosures, and the Independent Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the Independent Auditor’s report, or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee shall be entitled to rely on the expertise, skills, and knowledge of management and the Independent Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the Independent Auditor.

Internal Audit Process

5.11 Internal Audit

The Committee shall oversee the Company’s internal audit function and review the plans for the internal audit activities.

Earnings Releases and Guidance

5.12 Review of Releases

The Committee (or Committee chairman) shall discuss with management and the Independent Auditor each of the Company’s earnings releases prior to its issuance.

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5.13 Periodic Review

In addition, the Committee shall periodically review and discuss with management and the Independent Auditor the type of presentation and information to be included in the Company’s earnings press releases (including, but not limited to, the use of “pro forma” and “non-GAAP” financial information), and earnings guidance provided to analysts and rating agencies.

Compliance, Internal Controls & Risk Management

5.14 Risk Assessment and Risk Management

The Committee shall discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken by management. The Committee shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

5.15 Internal Controls and Compliance Policies

The Committee shall periodically review and assess with management and the Independent Auditor the adequacy of the Company’s internal control systems, the Company’s policies on compliance with laws and regulations, and the methods and procedures for monitoring compliance with such policies, and shall recommend improvements of such controls, policies, methods, and procedures. The Committee shall also establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

5.16 Review of Other Matters

The Committee shall review recommendations made by the Independent Auditor and such other matters in relation to the accounting, auditing, and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

6. Compliance with Code of Business Conduct and Ethics for Officers, Directors and Employees

The Committee shall review compliance with the Code of Business Conduct and Ethics (the “Code of Ethics”). The Committee may grant waivers under the Code of Ethics except for executive officers or directors of the Company. At least annually, the Committee shall report to the Board regarding the general effectiveness of the Code of Ethics, the Company’s controls and reporting procedures and the Company’s business conduct.

7. Approval of Related Party Transactions

The Company shall not enter into a related party transaction unless such transaction is reviewed and recommended by the Committee to the Board and approved by the Board after a review of the transaction by the Committee for potential conflicts of interests.

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8. Meetings of the Committee

8.1 Frequency of Meetings

The Committee shall meet at least once per fiscal quarter, or more frequently as it may determine necessary, to comply with the responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company’s outside counsel or Independent Auditor to attend a meeting of the Committee or to meet with any members of, or consultants of, the Committee. The members of the Committee or its Chairman, if any, may call a special meeting at any time as he or she deems advisable, or action may be taken by unanimous written consent when deemed necessary or desirable by the Committee or its Chairman, if any.

8.2 Minutes

Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities.

8.3 Presiding Officer

The Chairman of the Committee shall preside at all Committee meetings. If the Chairman is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding officer for that meeting.

8.4 Quorum

A majority of Committee members shall constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee.

8.5 Executive Sessions

The Committee shall meet periodically with management, internal auditors and the Independent Auditor in separate executive sessions to discuss any matter that the Committee, management, internal auditors or the Independent Auditor believes should be discussed privately.

9. Reports and Assessments

9.1 Board Reports

The Committee shall report regularly to the Board and such report shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s Independent Auditor, and the performance of the Company’s internal audit function.

9.2 Committee Report

The Committee shall prepare and publish an annual committee report in the Company’s proxy statement.

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9.3 Performance Evaluation

The Committee shall conduct an evaluation of the Committee’s performance at least annually. The evaluation shall address subjects including the Committee’s composition, responsibilities, structure and processes, and effectiveness. As part of this evaluation, the Committee shall also review the Charter. The Committee shall, as appropriate, make recommendations to management, the Nominating and Compensation Committee, or the full Board as a result of its performance evaluation and review of the Charter.

10. Advisors

The Committee shall have the authority to retain, at the Company’s expense, independent legal, financial and other advisors (“Advisors”) it deems necessary to fulfill its responsibilities.

11. Investigations and Information

The Committee shall have the authority to conduct investigations that it deems necessary to fulfill its responsibilities. The Committee shall have the authority to require any officer, director, or employee of the Company, the Company’s outside legal counsel, and the Independent Auditor to meet with the Committee and any of its Advisors and to respond to their inquiries. The Committee shall have full access to the books, records, and facilities of the Company in carrying out its responsibilities.

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